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                                                                    EXHIBIT 21.0

                         SUBSIDIARIES OF THE REGISTRANT


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           NAME OF SUBSIDIARY                           STATE OR JURISDICTION OF
                                                             INCORPORATION
--------------------------------------------------------------------------------
AGCO Corporation                                        Delaware
AGCO AB                                                 Sweden
AGCO Acceptance Corporation                             Delaware
AGCO Argentina SA                                       Argentina
AGCO Australia, Ltd.                                    Australia
AGCO Canada, Ltd.                                       Canada
AGCO Danmark AS                                         Denmark
AGCO de Mexico SA de CV                                 Mexico
AGCO do Brazil                                          Brazil
AGCO Export Corp.                                       Barbados
AGCO France SA                                          France
AGCO GmbH & Co.                                         Germany
AGCO Holding BV                                         Netherlands
AGCO Iberia SA                                          Spain
AGCO International, Ltd.                                United Kingdom
AGCO Ltd.                                               United Kingdom
AGCO Manufacturing Ltd.                                 United Kingdom
AGCO Pension Trust Ltd.                                 United Kingdom
AGCO Romania SRL                                        Romania
AGCO SA                                                 France
AGCO Services, Ltd.                                     United Kingdom
AGCO Vertriebs GmbH                                     Germany
AGCO Verwaltungs GmbH                                   Germany
Agricredit Acceptance Canada, Ltd.                      Canada
Araus SA                                                Argentina
Dania Finans A/S                                        Denmark
Dronningborg Industries AS                              Denmark
Eikmaskin AS                                            Norway
Fendt GmbH                                              Germany
Fendt Italiana GmbH                                     Italy
Hesston Ventures Corp.                                  Kansas
Indamo SA                                               Argentina
Kemptener Maschinenfabrik GmbH                          Germany
Massey Ferguson Corp.                                   Delaware
Massey Ferguson de Mexico, SA de CV                     Mexico
Massey Ferguson Europa BV                               Netherlands
Massey Ferguson Executive Pension Trust Ltd.            United Kingdom
Massey Ferguson SPA                                     Italy
Massey Ferguson Staff Pension Trust Ltd.                United Kingdom
Massey Ferguson Works Pension Trust Ltd.                United Kingdom
Terramec SA                                             Argentina
Wohungsbau GmbH                                         Germany
Agri Acquisition Corp.                                  Delaware
AGCO Ventures LLC                                       Delaware
Farmec S.p.A.                                           Italy
Hay & Forage Industries                                 Delaware
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